Exhibit 31.2
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Mary Beth Verdigets, Executive Vice President and Chief Financial Officer of First NBC Bank Holding Company, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of First NBC Bank Holding Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Omitted]

4.	[Omitted]

5.	[Omitted]

Date: June 17, 2015
/s/ Mary Beth Verdigets
Mary Beth Verdigets
Executive Vice President and Chief Financial Officer